UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 4, 2005

LOGICVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31773	94-3166964

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Metro Drive, 3rd Floor San Jose, California		95110

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(408) 453-0146

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Explanatory Note:

The purpose of this Amendment No. 1 to Current Report on Form 8-K is to report an amendment to the separation package previously disclosed under Item 1.01 of the Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (the “Initial Form 8-K”).

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2005, the Board of Directors of LogicVision, Inc. (the “Company”) approved a separation package for Dr. Vinod K. Agarwal, the Company’s Chairman, Chief Strategist and Secretary, in connection with his resignation from the Company and the Board of Directors.  In the Initial Form 8-K, the Company reported that, under the separation package, Dr. Agarwal will be paid an aggregate of $240,000, of which $10,000 would be payable semi-monthly from November 1, 2005 through February 28, 2006, with the remainder to be paid as a lump-sum payment of $160,000 in March 2006.  On November 23, 2005, the Company and Dr. Agarwal entered into a letter agreement pursuant to which the separation package was amended to change the timing of the payments such that the aggregate of $240,000 will be paid as follows:  $5,000 on November 7, 2005; $36,923.08 on November 15, 2005; $5,000 on November 15, 2005; $10,000 semi-monthly from November 30, 2005 to February 28, 2006; and the balance of $123,076.92 as a lump-sum payment on March 15, 2006.  In addition, the Company agreed to pay the premium payments for coverage under COBRA through November 30, 2006.

A copy of the letter agreement regarding the terms of separation is filed herewith as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit	Description

10.1	Letter Agreement, dated November 23, 2005, between the Company and Dr. Vinod K. Agarwal.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2005

LOGICVISION, INC.

By:

Bruce M. Jaffe
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement, dated November 23, 2005, between the Company and Dr. Vinod K. Agarwal.